Exhibit (c)(26)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Project Francis Conflicts Committee GP LLC Discussion Materials of the Board of Directors of Arkose July 18, 2018 PRIVATE AND CONFIDENTIAL. This document is being sent to you for your information only as an investment banking client of Gol dman Sachs and should not be forwarded outside of your organization. This document has been prepared by the Investment Banking Division and is not a produ ct of Goldman Sachs Global Investment Research. This document should not be used as a basis for trading in the securities or loans of the companies name d herein or for any other investment decision. This document does not constitute an offer to sell the securities or loans of the companies named herein or a solic itation of proxies or votes and should not be construed as consisting of investment advice. Goldman Sachs does not provide accounting, tax, or legal advice.

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Conflicts Committee of Board of Directors of Arkose GP LLC (the “Committee"), the general partner of Arkose GP LP (the "Company"), in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. 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The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company and the Committee, on the one hand, and Goldman Sachs, on the other hand. 2

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Summary of Midstream / Upstream Counter Proposals – Key Points of Difference

INVESTMENT BANKING DIVISION

	GP Proposal (08-Jun-2018)	Counter Proposals: Midstream (14-Jul-2018)	Counter Proposals: Upstream Supplement (14-Jul-2018)
Consideration	■ 1.6 x ■ All stock	■ 1.75 x + $4.00 / unit cash	✓ Same as Midstream
Dividend Assurance	■ Unspecified, but indicated willingness to discuss optimal distribution policy	■ Dividend policy set to result in exchange ratio adjusted pro forma distributions paid to legacy Midstream unitholders held equal to status quo distributions paid for the first four quarters following close	✓ Same as Midstream
Series B Vesting	■ Shares issued to settle Series B fully vest at transaction close	■ Shares issued to settle Series B Units subject to same vesting schedule as Series B Units	✓ Same as Midstream ■ (+) Additional requirement that the final 1/3 of shares (Dec-2019 tranche) vest conditioned on free cash flow test at Upstream
Board Composition	■ Unspecified	■ New GP to have Board consisting of a majority of independent directors, with private equity sponsors not considered independent directors	✓ Same as Midstream
Midstream Voting	■ Unspecified	■ "Majority of minority" vote of Midstream independent public unitholders	■ Not conditioned upon Midstream vote beyond that required by Partnership agreement and Delaware law
Other Items	■ None	■ None	■ Registration rights for GP shares equivalent to Upstream's current registration rights for its position in Midstream ■ Registration rights for GP shares not subordinate to or otherwise less favorable than rights granted to Series B unitholders ■ Acceleration of water earn out

Materials for Full GP Board

3

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Understanding of Key Priorities / Differences Midstream Upstream “Best interest” of Upstream “Appropriate premium” / “market” exchange ratio Equitable sharing of benefits, such as accretion Cash for public unit holder cash taxes 1 year (4 quarters) of dividend assurance — — Cash flow to Upstream from Midstream Cash to repurchase shares –“Meaningful” quantity desired Compensation for NOL usage — Cash goal to move Upstream share price “Alignment” to create value at Upstream — Concerned about relative economic interest based on relative ownership of GP and Upstream by insiders / management Symmetry with original structure Registration rights for future share selling flexibility “Minority of Majority vote” — Although not priority for Upstream with their higher standard Acceleration of water earn out for additional cash Impact of cash on leverage, bonds, disclosure Debt funded cash at 5 % is dilutive to cash flow 4 Materials for Full GP Board Likely Diligence Issues Other Apparent Priorities Series B Vesting / Restrictions Economics

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Summary of Key Terms and Conditions

INVESTMENT BANKING DIVISION

Description of Transactions

Midstream Transaction

- GP converts into Delaware C-Corp
- GP acquires all outstanding units of Midstream for a mix of cash and stock at a fixed exchange ratio of [1.75 x] and [$4.00] of cash per Midstream unit
- Taxable transaction to Midstream unitholders
  - Basis step-up, combined with the step-up from Series B transaction, expected to fully shield the pro forma company from cash taxes through 2021, with minimal (<$20mm) cash taxes in 2022
- Distribution policy adjusted so that Midstream unitholders kept whole on a 2018 and 2019 basis, then maintain status quo coverage levels

Settlement of Series B Profit Interests in IDR LLC

- Series B units of IDR LLC exchanged at Transaction Announcement for 18.5mm shares of GP
- Conditioned on completion of the Midstream transaction

Proposed Shareholder / Unitholder Votes

- Majority of public unaffiliated shareholders of GP and Midstream to vote separately to approve transaction

Consideration to Midstream

Illustrative Exchange Ratio	1.60 x	1.75 x
GP Share Price	$ 19.00	$ 19.00
Value of Equity Consideration	$ 30.40	$ 33.25
(+) Cash Consideration	0.00	4.00
Total Consideration	$ 30.40	$ 37.25
Aggregate Exchange Ratio	1.60 x	1.96 x

Pro Forma Shares Outstanding

GP Shares	186.2	186.2
Midstream Units	187.0	187.0
(+) Midstream LTIP	1.0	1.0
Midstream Fully Diluted Units	188.1	188.1
(x) Exchange Ratio	1.60 x	1.75 x
Shares to Midstream	300.9	329.1
GP Shares to Series B	18.5	18.5
Pro Forma Shares Outstanding	505.6	533.8

Pro Forma Ownership

GP Shareholders	36.8 %	34.9 %
Midstream Unitholders	59.5 %	61.7
Series B Unitholders	3.7	3.5

Source: Arkose Midstream and Arkose GP 2017 1Q 10-Qs and Bloomberg market data as of 04-Jun-2018

Materials for Full GP Board

5

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Historical Midstream / GP Exchange Ratio Since GP IPO | 03-May-2017 | GP “Unadjusted” Per Midstream Method 2.00x 1.96 x 1.90x 1.80x 1.75 x 1.70x 1.60 x 1.58 x 1.60x 1.50x 1.40x 1.30x 1.20x May-2017 Sep-2017 Feb-2018 Jul-2018 Observed Midstream / GP Initial Bid Counter Exchange Ratio (Equity) Counter Exchange Ratio (Equity + Cash)¹ Source: Bloomberg market data as of 13-Jul-2018 1 Based on the total per Midstream unit value calculated from on the 1.75x equity component of Midstream’s counter offer and $4/unit cash consideration and GP’s closing price on 13-Jul-2018. 6 Materials for Full GP Board Exchange Ratio 26-Feb-2018 Special Committee Formation

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Perspectives on "Appropriate" Premium

30-Trading Day VWAP Basis

INVESTMENT BANKING DIVISION



28 %
27 %
22 %
20 %
20 %
18 %
17 %
16 %
13 %
10 %
10 %
7 %
7 %
7 %
4 %
3 %
2 %
0 %
Stock Consideration
Mixed Consideration
Cash Consideration
Tax-Deferred Transaction

Date	Jan-18	May-16	Feb-17	May-15	May-17	Aug-14	Sep-16	Nov-15	May-18	Aug-14	Aug-14	Aug-13	Mar-17	Jun-18	Aug-13	Feb-18[1]	Jun-17	Feb-18
Acquirer	AROC	SEMG	OKE	CEQP	ETP	KMI	TRP	TRGP	WMB	KMI	KMI	PXD	VTTI B.V.	LNG	PAA	TEGP	WPT Inc.	NS
Target	APLP	RRMS	OKS	CMLP	PTXP	KMR	CPPB	NGLS	WPZ	EPB	KMP	PSE	VTTI	CQH	PNG	TEP	WPT	NSH

Source: Bloomberg market data as of 13-Jul-2018

Note: All premia calculated based on an offer value derived from the offered exchange ratio times acquirer's 1-day prior closing share/unit price plus any cash consideration divided by the target's 30-trading day VWAP. [1] TEGP calculated based on the date on which a strategic review was announced.

Materials for Full GP Board

7

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Summary of Research Analyst Assessment of Potential Transaction

INVESTMENT BANKING DIVISION

Broker	Discusses Transaction	Models Transaction	Expresses Recommendation	Recommendation / Commentary
Baird	✓	✓	✗	■ States that any merger would improve equity value in current environment ■ Suggests merger will improve short-term value but foregoes maximized total long-term value if left independent
Ladenburg Thalmann	✓	✗	✗	■ Cites management efforts to explore transaction options, but takes no position on certainty or structure of potential transaction
Wells Fargo	✓	✓	✓	■ **Suggests GP acquiring Midstream most beneficial to Upstream** ■ Views GP buying Midstream as most likely outcome ■ Cites historical precedent of GP buying LP if GP is a C-Corp
JP Morgan	✓	✗	✓	■ **Reiterates support generally for GP buying in LP transactions** citing investor sentiment favoring simplification of corporate structures
Goldman Sachs*	✓	✗	✗	■ Research discusses general benefits of C-Corps over MLPs
Morgan Stanley	✓	✗	✗	■ Forecasts combined entity trading at 11.4x EBITDA with 2019 – 2021 EBITDA CAGR of 22%
Raymond James	✓	✓	✓	■ **Recommends GP acquisition of Midstream** ■ Suggests New GP would maintain best in class dividend and share growth outlook with a ~1.5-2x exchange ratio
Seaport Global Securities	✓	✗	✗	■ Cites concerns over aligning incentives between Upstream, GP, Midstream, and management team regardless of transaction structure
TD Securities	✓	✗	✓	■ Views market sentiment favoring simplification ■ Suggests benefits of MLP structure dwindling, **favoring likelihood of GP acquiring Midstream if transaction occurs**

Source: Wall Street Research
*Note: * Indicates commentary found in general Midstream or Antero Resources coverage report*

Executive Summary 8

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY YTD Stock Price Performance Arkose Absolute Price and AMZ Indexed Prices | Indexed based on GP Peak (26-Jan-2018) and Day Prior to Special Committee Formation (23-Feb-2018) Midstream GP $ 34.00 $ 24.00 $ 32.00 $ 22.00 $ 30.00 $ 30.01 $ 29.10 $ 20.00 $ 28.00 $ 19.34 $ 19.22 $ 19.00 $ 26.54 $ 26.00 $ 18.00 $ 24.00 $ 16.00 $ 22.00 $ 20.00 $ 14.00 Jan-2018 Mar-2018 May-2018 Jul-2018 Jan-2018 Mar-2018 May-2018 Jul-2018 Absolute Price AMZ Indexed (26-Jan) AMZ Indexed (23-Feb) Source: Bloomberg market data as of 13-Jul-2018 Supplemental Materials 9

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Midstream Perspective: Dilutive Impact of Series B Settlement on Current GP Share Price

INVESTMENT BANKING DIVISION

- Midstream's offer assumes shares issued to settle the Series B that are in excess of the shares implied by the conversion mechanism and status quo market cap should reduce the status quo value of GP's shares
- Analysis calculates total equity value, including status quo Series B conversion value, then divides by pro forma GP share count after Series B units are exchanged for 18.5mm GP shares to estimate an adjusted GP share price

Illustrative Calculation of Adjusted GP Share Price

	Current 7/13/2018
GP Share Price	$ 19.00
(x) GP Shares Outstanding	186
GP Basic Market Cap	$3,538
(-) $2bn Threshold	(2,000)
Market Cap Subject To Series B	$1,538
Assumed Series B Take	6.0 %
Illustrative Series B Value[1]	$ 92
(+) GP Basic Market Cap	3,538
Total GP Equity Value	$ 3,630
(/) GP Shares (P.F. for 18.5mm Shares to Series B)	205
GP Adj. Share Price	**$17.73**

Observed and Adjusted Share Prices | Implied Premia to Midstream Closing Price



Premia @ 1.60x
Premia @ 1.75x
6 %
(0)%
16 %
9 %
16 %
8 %
27 %
18 %
(2)%
(9)%
7 %
(0)%
1 %
(5)%
11 %
3 %
$ 22.02
$20.65
$ 19.19
$17.92
$ 19.24
$17.96
$ 19.00
$17.73
Strategic Review (26-Jan-2018)
Committee Formation (23-Feb-2018)
GP Offer (7-Jun-2018)[1]
Current (13-Jul-2018)
Observed GP Share Price
Adj. GP Share Price

Source: Bloomberg market data as of 13-Jul-18

[1] Calculation based on closing price (not VWAP) and assumed 6% Series B take based on commentary from Midstream's advisors.

10

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Accretion / (Dilution) Analysis | Midstream Perspective 1.96 x Exchange Ratio | Pro Forma DPU Adjusted Per Midstream’s Counter LP DCF Per Share Accretion / (Dilution) DPS Accretion / (Dilution) 6% 9% 12% 13% $ 4.85 0% 7% 10% 12% $ 4.61 $ 3.77 $ 3.42 $ 3.24 $ 3.04 $ 2.92 $ 2.85 $ 2.76 2019 2020 2021 2022 2019 2020 2021 2022 -3% 1% 4% 56% 0% -1% 2% 5% $ 4.53 $ 4.29 $ 4.30 $ 4.10 $ 3.89 $ 3.75 2019 2020 2021 2022 2019 2020 2021 2022 Status Quo Pro Forma Accretion / (Dilution) Source: Arkose Projections and Bloomberg market data as of 13-Jul-2018 Note: Assumes 18.5mm shares issued to Series B. Pro forma coverage assumes distribution policy for 2019 set so that Midstream unitholders receive the same distribution as in the status quo case on an adjusted exchange ratio basis, then constant coverage thereafter. 11 Materials for Full GP Board ($4.00 Cash + 1.75 x Exchange $ 3.42 $ 3.50 $ 2.85 $ 2.81 $ 2.21 $ 2.21 $ 3.24 $ 3.27 $ 2.76 $ 2.68 Mix of Cash and Stock Ratio) $ 4.10 $ 2.21 $ 2.21 $ 4.19$ 4.29 $ 3.54$ 3.75 All Equity Consideration (1.96 x Exchange Ratio)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Impact of Cash Consideration to Offset Midstream Unitholders’ Tax Liabilities ($ in millions, except per share data) Implied Midstream Purchase Price Wtd. Avg. Tax Liability Adj. Exchange Ratio1 $ 33.25 $ 2.36 1.63 x 1.60 x 1.65 x 1.70 x 1.75 x 1.60 x 1.65 x 1.70 x 1.75 x All-in Exchange Ratio 1.60 x 1.65 x 1.70 x 1.75 x Incremental Debt Pro Forma Leverage at Y.E. 2018 Pro Forma 2019 Coverage2 $ 444 2.87 x S.Q. Coverage: 1.23 x S.Q. Leverage: 1.22 x $ 316 All-in Exchange Ratio 1.60 x 1.65 x 1.70 x 1.75 x 1.60 x 1.65 x 1.70 x 1.75 x 1.60 x 1.65 x 1.70 x 1.75 x Source: Arkose Projections, Arkose Merger Model, and tax basis calculations provided by PWC 1 Adjusted exchange ratio defined as the equity portion of a mixed cash and stock offer that would imply a given all-in exchange ratio assuming the cash portion were set to equal the weighted average tax liability. 2 Pro forma coverage assumes distribution policy for 2019 set so that Midstream unitholders receive the same distribution as in the status quo case on an adjusted exchange ratio basis, then constant coverage thereafter. 12 1.32 x 1.22 x 1.21 x 2.26 x 2.81 x 2.75 x 2.69 x $ 401 $ 359 1.59 x 1.55 x 1.51 x $ 2.13 $ 1.91 $ 1.68 $ 32.30 $ 31.35 $ 30.40

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Accretion / (Dilution) Analysis | Midstream Perspective 1.65 x Exchange Ratio | Pro Forma DPU Adjusted Per Midstream’s Counter LP DCF Per Share Accretion / (Dilution) DPS Accretion / (Dilution) -1% 2% 5% 56% 0% 0% 3% 5% $ 4.54 $ 4.29 $ 4.31 $ 4.10 $ 3.92 $ 3.75 $ 3.32 $ 3.24 2019 2020 2021 2022 2019 2020 2021 2022 -5% 0% -2% 1% 12% -4% -1% 1% $ 4.37 $ 4.29 $ 4.15 $ 4.10 2019 2020 2021 2022 2019 2020 2021 2022 Status Quo Pro Forma Accretion / (Dilution) Source: Arkose Projections and Bloomberg market data as of 13-Jul-2018 Note: Assumes 18.5mm shares issued to Series B. Pro forma coverage assumes distribution policy for 2019 set so that Midstream unitholders receive the same distribution as in the status quo case on an adjusted exchange ratio basis, then constant coverage thereafter. 13 Materials for Full GP Board ($1.91 Cash + 1.55 x Exchange $ 3.42 $ 3.39 $ 2.85 $ 2.73 $ 2.21 $ 2.21 $ 3.75 $ 3.77 $ 3.24 $ 3.18 $ 2.76 $ 2.61 Mix of Cash and Stock Ratio) $ 3.42 $ 3.53 $ 2.85 $ 2.85 $ 2.21 $ 2.21 $ 2.76 $ 2.73 All Equity Consideration (1.65 x Exchange Ratio)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Accretion / (Dilution) Analysis | Midstream Perspective 1.75 x Exchange Ratio | Pro Forma DPU Adjusted Per Midstream’s Counter LP DCF Per Share Accretion / (Dilution) DPS Accretion / (Dilution) 2% 5% 7% 8% 0% 2% 6% 8% $ 4.65 $ 4.42 $ 4.29 $ 4.10 $ 3.40 $ 3.24 $ 2.80 $ 2.76 2019 2020 2021 2022 2019 2020 2021 2022 -4% 0% 2% 34% 0% -3% 1% 3% $ 4.45 $ 4.29 $ 4.22 $ 4.10 2019 2020 2021 2022 2019 2020 2021 2022 Status Quo Pro Forma Accretion / (Dilution) Source: Arkose Projections and Bloomberg market data as of 13-Jul-2018 Note: Assumes 18.5mm shares issued to Series B. Pro forma coverage assumes distribution policy for 2019 set so that Midstream unitholders receive the same distribution as in the status quo case on an adjusted exchange ratio basis, then constant coverage thereafter. 14 Materials for Full GP Board ($2.36 Cash + 1.63 x Exchange $ 3.42 $ 3.45 $ 2.85 $ 2.77 $ 2.21 $ 2.21 $ 3.75 $ 3.83 $ 3.24 $ 3.23 $ 2.76 $ 2.65 Mix of Cash and Stock Ratio) $ 3.42 $ 3.61 $ 2.85 $ 2.91 $ 2.21 $ 2.21 $ 4.01 $ 3.75 All Equity Consideration (1.75 x Exchange Ratio)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Accretion / (Dilution) Analysis | Upstream Perspective

INVESTMENT BANKING DIVISION

Value of Midstream Distributions to Upstream on a Per Upstream Share Basis

All Equity Consideration

1.65 x | No Cash


0%
0%
3%
5%
$0.69
$0.69
$0.89
$0.89
$1.07
$1.11
$1.28
$1.35
2019
2020
2021
2022

1.75 x | No Cash


0%
2%
6%
8%
$0.69
$0.69
$0.89
$0.91
$1.07
$1.13
$1.28
$1.38
2019
2020
2021
2022

1.96 x | No Cash


0%
7%
10%
12%
$0.69
$0.69
$0.89
$0.95
$1.07
$1.18
$1.28
$1.44
2019
2020
2021
2022

Mix of Cash and Stock (Assumes Cash Portion Funds Stock Buy Back at Upstream)

1.55 x | $1.91 / Midstream Unit


3%
-2%
2%
4%
$0.69
$0.71
$0.89
$0.88
$1.07
$1.09
$1.28
$1.34
2019
2020
2021
2022

1.63x | $2.36 / Midstream Unit


4%
1%
4%
7%
$0.69
$0.72
$0.89
$0.90
$1.07
$1.12
$1.28
$1.37
2019
2020
2021
2022

1.75 x | $4.00 / Midstream Unit


6%
5%
9%
11%
$0.69
$0.73
$0.89
$0.93
$1.07
$1.16
$1.28
$1.43
2019
2020
2021
2022

■ Status Quo ■ Pro Forma ⬭ Accretion / (Dilution)

Source: Arkose Projections and Bloomberg market data as of 13-Jul-2018 Note: Assumes 18.5mm shares issued to Series B. Pro forma coverage assumes distribution policy for 2019 set so that Midstream unitholders receive the same distribution as in the status quo case on an adjusted exchange ratio basis, then constant coverage thereafter.

15

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Analysis at Various Equity Values Pro Forma Arkose GP + Midstream % Upside from Current NA 5% 10% 15% 20% 30% 40% 50% 60% 75 % Implied Share Price / % Change vs. Current Share Price ($19.00) 1.60 x 1.65 1.70 1.75 Implied Share Price / % Change vs. Current Share Price ($30.01) 1.60 x 1.65 1.70 1.75 % Change vs. 23-Feb-2018 Indexed Price ($26.54) 1.60 x 1.65 1.70 1.75 % Change vs. 26-Jan-2018 Indexed Price ($29.10) 1.60 x 1.65 1.70 1.75 Source: Arkose Projections, Arkose Merger Model, and Bloomberg market data as of 13-Jul-2018 Note: Analysis assumes 18.5mm shares issued to Series B. 1 PV10 calculated based on midyear convention and discounted to 30-Jun-2018. PV10 of residual step up calculated from PWC/Arkose provided depreciation schedule for step up in tax basis assuming 1.75x exchange ratio and share/unit prices as of 13-Jul-2018; analysis assumes 25.3% tax rate. 2 Arkose status quo equity value based on combined Midstream basic equity value (excludes LTIP), market implied Series B value, and GP equity value; DCF and total distributions net of cash taxes and SG&A at GP. Pro forma share count includes LTIP. 16 Materials for Full GP Board 1% 6% 11% 16% 21% 31% 41% 51% 61% 76% 2% 7% 12% 17% 22% 32% 42% 53% 63% 78% 3% 8% 13% 18% 24% 34% 44% 54% 65% 80% 4% 9% 15% 20% 25% 35% 46% 56% 67% 82 % Exhange Ratio to Midstream 10% 16% 21% 27% 32% 43% 54% 65% 76% 93% 12% 17% 23% 28% 34% 45% 56% 67% 79% 95% 13% 19% 24% 30% 35% 47% 58% 69% 81% 98% 14% 20% 26% 31% 37% 48% 60% 71% 83% 100 % Exhange Ratio to Midstream $ 29.25 / (3)% $ 29.61 / (1)% $ 29.96 / (0)% $ 30.71 / 2% $ 32.17 / 7% $ 33.64 / 12% $ 35.10 / 17% $ 38.02 / 27% $ 40.95 / 36% $ 43.87 / 46% $ 46.80 / 56% $ 51.18 / 71% $ 31.09 / 4% $ 32.57 / 9% $ 34.05 / 13% $ 35.53 / 18% $ 38.49 / 28% $ 41.46 / 38% $ 44.42 / 48% $ 47.38 / 58% $ 51.82 / 73% $ 31.46 / 5% $ 32.96 / 10% $ 34.46 / 15% $ 35.95 / 20% $ 38.95 / 30% $ 41.95 / 40% $ 44.94 / 50% $ 47.94 / 60% $ 52.43 / 75% $ 30.30 / 1% $ 31.81 / 6% $ 33.33 / 11% $ 34.84 / 16% $ 36.36 / 21% $ 39.39 / 31% $ 42.42 / 41% $ 45.45 / 51% $ 48.48 / 62% $ 53.02 / 77 % Exhange Ratio to Midstream Midstream Perspective $ 18.28 / (4)% $ 19.19 / 1% $ 20.11 / 6% $ 21.02 / 11% $ 21.94 / 15% $ 23.76 / 25% $ 25.59 / 35% $ 27.42 / 44% $ 29.25 / 54% $ 31.99 / 68% $ 17.95 / (6)% $ 18.84 / (1)% $ 17.62 / (7)% $ 18.51 / (3)% $ 17.31 / (9)% $ 18.18 / (4)% $ 19.74 / 4% $ 20.64 / 9% $ 21.54 / 13% $ 23.33 / 23% $ 25.12 / 32% $ 26.92 / 42% $ 28.71 / 51% $ 31.41 / 65% $ 19.39 / 2% $ 20.27 / 7% $ 21.15 / 11% $ 22.91 / 21% $ 24.67 / 30% $ 26.44 / 39% $ 28.20 / 48% $ 30.84 / 62% $ 19.05 / 0% $ 19.91 / 5% $ 20.78 / 9% $ 22.51 / 18% $ 24.24 / 28% $ 25.97 / 37% $ 27.70 / 46% $ 30.30 / 59 % Exhange Ratio to Midstream GP Perspective Illustrative PF Equity Value² $ 9,242 $ 9,704 $ 10,166 $ 10,628 $ 11,091 $ 12,015 $ 12,939 $ 13,863 $ 14,787 $ 16,174 Illustrative Uplift from $299mm PV10 of Forecasted S.Q. GP Cash Taxes + Residual Step Up: $10,1531 Illustrative Uplift from $299mm PV10 of Forecast S.Q. GP Cash Taxes: $9,5411

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Upstream Supplement Acceleration of Water Earn-out Illustrative Earn-Out Forecast (mm of barrels) Contingent Acquisition Consideration Liability 225 $ 250 2017-'19 Test 2018 - '20 Test 2017 - '19 Test 2018 - '20 Test Q4 '17A Q1 '18A Q2 '18A¹ Earn-out Threshold Forecast Total Estimated Payments Book Value Source: SEC filings and management projections 1 Cumulative millions of barrels of freshwater delivered from 2017 through March 31, 2018. Materials for Full GP Board 17 $ 125 $ 208 $ 212 $ 125 200 219 41 176 97 Terms of Water Acquisition Contingent Consideration Agreement to pay AR $125mm if AM delivers > 161k bpd of fresh water between January 1, 2017 and December 31, 2019 Additional $125mm if AM delivers > 200k bpd between January 1, 2018 and December 31, 2020 The liability is recorded on AM’s balance as the net present value of the contingent consideration — As time passes, AM recognizes accretion expense from the contingent consideration ($4mm in Q1 2018)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Appendix A: Supplemental Materials

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Implied Premiums and Illustrative Ownership Impact at Various Exchange Ratios Last Close 30 Trading Day VWAP Illustrative Multiple Range Based on GP Offer and Midstream Counter Shares Issued for Midstream¹ 297 302 301 310 320 329 369 Metrics Current Last Close 30-Trading Day VWAP Midstream VWAP / GP Closing Price At 23-Feb-2018 (Committee Formation) Last Close 30-Trading Day VWAP Midstream VWAP / GP Current Price Midstream GP Implied Premia $ 30.01 30.55 30.55 $ 19.00 19.02 19.00 0% (2) (2) 2% 0 (0) 1% (0) (1) 4% 3 3 8% 6 6 24% 22 22 $ 26.49 29.47 29.47 $ 19.19 20.66 19.19 14% 11 3 16% 13 5 23% 27% 23 42% 37 28 4 7 11 14 At 26-Jan-2018 (1 Trading Day Prior to Strategic Review) Last Close 30-Trading Day VWAP Midstream VWAP / GP Current Price $ 33.13 30.23 30.23 $ 22.02 19.93 22.02 5% 4 15 7% 6 17 6% 5 30% 29 43 9 12 15 Source: Arkose Midstream and GP 2017 10-Ks and Bloomberg market data as of 13-Jul-2018 1 Includes ~1mm units under Midstream’s LTIP and ~187mm common units outstanding. 2 Illustrative number based on Series B settlement at 18.5mm fixed shares. 3 Includes ~1mm units under Midstream’s LTIP. 19 Supplemental Materials 10%13%16% 1720 2427 16%20% 121619 11% 9 9 Illustrative Exchange Ratios (Midstream / GP)1.58 x1.61 x1.60 x1.65 x1.70 x1.75 x1.96 x

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Estimated Unitholder Basis Tax on Gain % of Public Groups 26% 31% 10% 11% 23% $ 4.11 Per Unit Basis Range $ 14 - 18 $ 19 - 22 $ 23 - 25 $ 26 - 28 $ 29 - 31 Tax on Gain¹ Source: Arkose Merger Model and tax basis calculation provided by PwC Note: Arkose Merger Model and tax basis calculation provided by PWC show bookend tax estimates based on assumed Midstream purchase prices of $32.35 and $25; tax on gain adjusted by the estimating capital gain taxes on incremental gains above $32.35 that are implied by a 1.75x exchange ratio. 1 Tax on gain calculation assumes a 37.0% ordinary income tax rate, 20.0% ordinary income deduction, a 23.8% capital gains tax rate, and 3.8% incremental tax rate on dividends and capital gains under the Affordable Care Act. Supplemental Materials 20 Public unitholders’ weighted average tax on gain: $2.36 $ 2.92 $ 1.89 $ 1.17 $ 0.39 $33.25 / Unit Assumed Total Consideration (1.75x Exchange Ratio | No Cash Consideration)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Relative Stock Price Performance Indexed Arkose Family | 5 Trading Day VWAP Basis Year-to-Date Since Special Committee 20% 20% 15% 15% 10% 10% 5% 5% 0% 0% (5)% (5)% (10)% (10)% (15)% (15)% (20)% (20)% (25)% (25)% Dec-2017 Mar-2018 May-2018 Jul-2018 Feb-2018 Apr-2018 May-2018 Jul-2018 Source: Bloomberg market data as of 13-Jul-2018 Supplemental Materials 21 GP (3)% GP 2 % Midstream 5 % Midstream 13 % Upstream 15% 18-Jan-2018 Analyst Day 26-Feb-2018 Special Committee Formation Upstream 18% 29-Jan-2018 Upstream Strategic Review

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Precedent Premia Analysis

Midstream Simplification Transactions | Last Five Years

INVESTMENT BANKING DIVISION

					Premia Paid[1]	
Announcement Date	Target	Acquirer	Consideration Mix	Taxable?	1 Day	30 Trading Day VWAP
Parent to LP Merger						
7-Feb-18	Tallgrass Energy Partners, LP[2]	Tallgrass Energy GP, LP	Stock	Yes	6 %	3 %
8-Feb-18	NuStar GP Holdings	NuStar Energy	Stock	No	2	0
2-Jan-18	Archrock Partners, LP	Archrock, Inc.	Stock	Yes	23	28
1-Feb-17	ONEOK Partners	ONEOK, Inc.	Stock	Yes	26	22
31-May-16	RoseRock Midstream	Semgroup Corporation	Stock	Yes	0	27
3-Nov-15	Targa Resources Partners LP	Targa Resources Corp.	Stock	Yes	18	16
6-May-15	Crestwood Midstream Partners LP	Crestwood Equity Partners LP	Stock	No	17	20
10-Aug-14	Kinder Morgan Partners	Kinder Morgan, Inc.	Mix	Yes	12	10
10-Aug-14	El Paso Pipeline Partners	Kinder Morgan	Mix	Yes	15	10
10-Aug-14	Kinder Morgan Management, LLC	Kinder Morgan, Inc.	Stock	Yes	17	18
LP Buy-In						
19-Jun-18	Cheniere Energy Partners LP Holdings, LLC	Cheniere Energy, Inc.	Stock	Yes	2	7
17-May-18	Williams Partners L.P.	The Williams Companies, Inc.	Stock	Yes	6	13
2-Jun-17	World Point Terminals, LP	World Point Terminals Inc.	Cash	Yes	1	2
18-May-17	PennTex Midstream Partners	Energy Transfer Partners	Cash	Yes	18	20
2-Mar-17	VTTI Energy Partners	Vitol / Buckeye Partners	Cash	Yes	6	7
26-Sep-16	Columbia Pipeline Partners	TransCanada	Cash	Yes	11	17
27-Aug-13	PAA Natural Gas Storage	Plains All American Pipeline	Stock	No	7	4
12-Aug-13	Pioneer Southwest Energy Partners	Pioneer Natural Resources	Stock	Yes	1	7
		High			26 %	28 %
		Median			9	12
		Mean			10	13
		Low			0	0
Pending Publicly Announced LP Buy Ins[*]						
10-Jul-18	Transmontaigne Partners L.P.	ArcLight	Cash	Yes	5	1
17-May-18	Spectra Energy Partners, LP	Enbridge Inc.	Stock	Yes	0	(2)
17-May-18	Enbridge Energy Partners, L.P.	Enbridge Inc.	Stock	Yes	0	2
17-May-18	Enbridge Energy Management, L.L.C.	Enbridge Inc.	Stock	No	0	3
17-May-18	Enbridge Income Fund Holdings Inc.	Enbridge Inc.	Stock	No	5	5

Source: Company filings and press releases, CapIQ, Bloomberg

[1] *For the all stock transactions, the 1-Day Premia paid is based on the Offer price based on acquirer stock price on the day prior to announcement effected for the exchange ratio offered to the target compared with the target's market price on the day prior to announcement. The 30 Trading Day VWAP Premia Paid is calculated using the 30 Trading Day VWAP of the target as calculated on the day prior to the announcement of the target. The premia also include cash consideration on a per share basis when applicable.*

[2] *Based on implied exchange ratio calculated as of announcement date of structural alternatives (07-Feb-2018).*

Supplemental Materials 22

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Determining Arkose's Overall Status Quo Yield

($ in millions, except per share / unit data)

INVESTMENT BANKING DIVISION

Calculation of Combined Equity Value

Basic Midstream Units	187
(x) Midstream Unit Price	$ 30.01
Midstream Basic Equity Value	$5,613
GP Shares	186
(x) GP Share Price	$ 19.00
GP Equity Value	$3,538
Arkose Midstream Total Basic Equity Value (Incl. Series B)	$9,242

Calculation of Equity Yield

	2018E	2019E	2020E
Midstream LP DPU	$ 1.72	$ 2.21	$ 2.85
Implied Yield	5.7 %	7.4 %	9.5 %
Y.o.Y. Dist. Growth	29 %	29 %	29 %
'18-'20E CAGR	29 %		
GP DPS	$ 0.54	$ 0.89	$ 1.34
Implied Yield	2.8 %	4.7 %	7.0 %
Y.o.Y. Dist. Growth[1]	163 %	65 %	51 %
'18-'20E CAGR	58 %		
Blended Status Quo Family Multiples / Yields			
Distributable Cash Flow[2]	$ 558	$ 796	$ 950
Distributed Cash[3]	427	591	802
Implied Equity Value / Total DCF	16.6 x	11.6 x	9.7 x
Implied Distribution Yield	4.6 %	6.4 %	8.7 %
Y.o.Y. Dist. Growth[4]	47 %	38 %	36 %
Pro Forma Distributable Cash	$ 560	$ 819	$ 1,001
Y.o.Y. Dist. Growth	NA	46 %	22 %
'18-'20E CAGR	34 %		
Pro Forma Distributed Cash[5]	$ 523	$ 674	$ 858
Y.o.Y. Dist. Growth	NA	29 %	27 %
'18-'20E CAGR	28 %		

Source: Arkose Projections and Bloomberg market data as of 13-Jun-2018
Note: Share counts based on 1Q2018 Midstream and GP 10-Qs.
[1] Based on 2017A DPS of $0.20
[2] Based on GP status quo market cap and status quo Series B conversion.
[3] Based on total DCF at Midstream, excluding taxes at GP.
[4] 2017 total distributions based on actual LP distributions and IDR cash flows adjusted for Series B take, G&A, and taxes at GP to approximate total distributions if GP had been public on 1-Jan-2017.
[5] Pro forma growth rates assuming 1.1x coverage in 2018.

Supplemental Materials 23

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs INVESTMENT BANKING DIVISION

Sources and Uses and Pro Forma Capitalization

1.75 x Exch. Ratio All-In Exchange Ratio | 1.63x GP Shares + & $2.36 Cash / Unit to Midstream | 18.5mm Shares To Series B Unitholders

Sources		Uses	
Midstream			
Existing Balance Sheet Cash	$ 9	Purchase of Midstream Equity	$ 6,339
		Settlement of Series B Units	352
GP		Transaction Costs	13
Existing Balance Sheet Cash	$ 14	Cash to Balance Sheet	10
Cash Payment to Midstream	444		
Issuance of New Equity to Midstream	5,896		
Issuance of New Equity to Series B Unitholders	352		
Total Sources	$ 6,714	Total Uses	$ 6,714

Capitalization

	Status Quo		Pro Forma	
	$	x LTM EBITDA	$	x LTM EBITDA
Consolidated Arkose Midstream (Midstream + GP)				
Cash	$ 23		$ 23	
RCF Borrowings	660		660	
5.375% Senior Notes	650		650	
New Debt To Fund Cash Payment to Midstream	NA		444	
Total Debt	$ 1,310	2.3 x	$ 1,754	3.1 x
Net Debt	1,287	2.3	1,731	3.0
Consolidated Liquidity Profile				
Consolidated Cash and Cash Equivalents	$ 23		$ 23	
(+) RCF Availability	1,500		1,500	
(-) RCF Borrowings	(660)		(660)	
Total Consolidated Liquidity	$ 863		$ 863	

LTM Adj. EBITDA	$ 571

Source: Arkose Merger Model tax basis calculations provided by PWC, Arkose Midstream and Arkose GP 1Q2018 10-Qs, filed 25-Apr-2018, Bloomberg market data as of 13-Jul-2018

Supplemental Materials 24

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Combined Market Capitalization

($ in millions)

INVESTMENT BANKING DIVISION

Historical Combined Market Cap | Since 1-Jun-2017

YTD Combined Market Cap


$ 11,000
$ 10,000
$ 9,000
$ 8,000
$ 7,000
$ in millions
Jun-2017
Sep-2017
Jan-2018
May-2018
Feb-2018
Apr-2018
Combined Market Cap
$ 9,241
GP Peak Implied
$ 9,134
Committee Annc.
$ 8,640
GP Market Cap (+) Midstream Market Cap (+) Illustrative Series B Value

Source: Company filings, Bloomberg market data as of 13-Jul-2018
Note: 1-Jun-2017 represents 21st day of public trading. Historical market cap does not include Midstream LTIP. The GP Peak Implied combined market cap is calculated by indexing the combined Arkose market cap from 26-Jan-2018 to the present based on the performance of the Alerian MLP index since that date. The Committee Announced implied market cap is calculated using the same methodology since 23-Feb-2018.

Supplemental Materials
25